UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 24, 2009
Date of Report (Date of earliest event reported)

KUSHI RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-53008	98-0559606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Attn: Greg Corcoran, Apartados 0823-01488
Panama City, Panama	_______________
(Address of principal executive offices)	(Zip Code)

(702) 553-2776
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

Anticipated Change in Control

On August 24, 2009, the Greg Corcoran, the sole executive officer and a director of Kushi Resources Inc. (the “Company”) entered into a Share Transfer Agreement with Lawler & Associates, PLC. Under the terms of the Share Transfer Agreement, Mr. Corcoran has agreed to sell 3,000,000 shares of the Company’s common stock to, in consideration of which, Lawler & Associates, PLC has agreed to pay $3,000, being $0.001 per share, to Mr. Corcoran (the “Share Transfer”).

Closing of the Share Transfer will not occur until 10 days following the mailing or delivery to the Company's stockholders and EDGAR filing of an Information Statement on Schedule 14F-1 in compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder and in any event no later than September 30, 2009.

It is anticipated that on closing, Mr. Corcoran will resign from his positions as CEO, CFO, President, Secretary, Treasurer and Director and appoint nominees of Lawler & Associates, PLC in his place.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSHI RESOURCES INC.
Date: August 26, 2009
	By:	/s/ Greg Corcoran

GREG CORCORAN
Chief Executive Officer, Chief Financial Officer
President, Secretary and Treasurer